SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                            PARLUX FRAGRANCES, INC.
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                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[_] Fee paid previously with preliminary materials:

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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration Statement No.:

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     4)   Date Filed:

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

                             PARLUX FRAGRANCES, INC.
                              3725 S.W. 30TH AVENUE
                            FORT LAUDERDALE, FL 33312

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

Notice is hereby given that the Annual Meeting of Stockholders of Parlux Fragrances, Inc. (the "Company") will be held at the Sheraton Ft. Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida 33304, on Tuesday, October 15, 2002, at 11:00 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

1.       To elect seven directors;

2. To ratify the appointment of Deloitte & Touche LLP ("D & T"), as independent auditors for the Company for the fiscal year ending March 31, 2003;

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of the Company's common stock at the close of business on August 30, 2002, will be entitled to vote at the meeting.


                              By order of the Board of Directors




                              /s/ Ilia Lekach
                              -------------------------------------------------
                              Ilia Lekach
                              Chairman of the Board and Chief Executive Officer



Dated:  August 30, 2002


                             YOUR VOTE IS IMPORTANT
                             ----------------------

--------------------------------------------------------------------------------

         Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to the exercise thereof and if present at the meeting may withdraw it and vote in person. Attendance at the meeting is limited to stockholders, their proxies and invited guests of the Company.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
        FOR THE ANNUAL MEETING OF STOCKHOLDERS OF PARLUX FRAGRANCES, INC.
                           TO BE HELD OCTOBER 15, 2002

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Parlux Fragrances, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held at the Sheraton Ft. Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida 33304, on Tuesday, October 15, 2002, at 11:00 a.m., or at any adjournment thereof. It is anticipated that the Proxy Statement and the form of proxy will be mailed on or about September 6, 2002, to stockholders as of the Record Date.

                    VOTING SECURITIES; PROXIES; REQUIRED VOTE
VOTING SECURITIES

The Board of Directors has fixed the close of business on August 30, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 9,976,896 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Only the holders of Common Stock are entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote per share. The Company instituted a series of common stock buyback programs in fiscal 1997, and through August 30, 2002, the Company acquired in the open market a total of 7,978,131 shares at a cost of $21,983,523. These shares, along with an additional 39,000 shares purchased prior to fiscal 1997, are held as treasury stock, and are not eligible for voting purposes.

PROXIES

Mr. Frederick E. Purches and Mr. Frank A. Buttacavoli, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Messrs. Purches and Buttacavoli are directors of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

REQUIRED VOTE

The holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in the interest of stockholders present in person or by proxy and entitled to vote thereon is required to elect directors and ratify the appointment of independent auditors.

The election inspectors appointed for the meeting will tabulate the votes in person or by proxy and will determine whether or not a quorum is present at the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for the purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                 PROPOSAL NO. 1:
                       NOMINEES FOR ELECTION AS DIRECTORS

Each director elected at the Annual Meeting will hold office until the next annual meeting and until his/her successor is duly elected and qualified. Unless the proxy specifies otherwise, the person named in the enclosed proxy intends to vote the shares represented by the proxies given to him for the seven nominees listed below.

The Company believes that in the light of recent market events, federal legislation, and Securities and Exchange Commission rule making, it is in the best interest of the Company's shareholders to nominate a board consisting of a majority of independent directors.

Messrs. Lekach, Buttacavoli, Purches, Gopman, and Ms. Egozi Choukroun are all presently directors of the Company; and Mr. Stone and Ms. Kader Zebede are new director nominees. The Company has no reason to believe that any of the nominees will become unavailable to serve as a director for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.

     NAME                         AGE       POSITION
     Ilia Lekach                  54     Chairman of the Board and Chief Executive Officer
     Frank A. Buttacavoli         47     Executive Vice President, Chief Operating Officer,
                                         and Chief Financial Officer
     Frederick E. Purches         64     Vice Chairman of the Board
     Glenn Gopman                 46     Independent Director
     Esther Egozi Choukroun       40     Independent Director
     David Stone                  52     Independent Director Nominee
     Jaya Kader Zebede            40     Independent Director Nominee

ILIA LEKACH is Chairman of the Board of Directors and Chief Executive Officer ("CEO") of the Company. Mr. Lekach became a director of the Company in November 1987 and resigned in November 1988. He was re-elected to the Board of Directors in February 1989. Mr. Lekach assumed the position of Chairman of the Board of the Company in November of 1990 and CEO of the Company in December 1993. Prior to resigning in April 1994, he was Chairman of the Board of Directors and CEO of Perfumania, Inc. ("Perfumania"), a related public company based in Miami, Florida, and a leading specialty retailer of fragrances with approximately 250 retail outlets in manufactures' outlet malls and regional malls. In October 1998, Mr. Lekach reassumed the position of Chairman and CEO for Perfumania, and continued to hold this position in both companies. In February 2000, Perfumania became a wholly-owned subsidiary of E Com Ventures, Inc. ("ECMV"), whereby Mr. Lekach relinquished his executive positions in Perfumania, and became Chairman and CEO of ECMV. Mr. Lekach is also Chairman and CEO of Nimbus Group, Inc. ("NMC") a public company engaged in the development of an air taxi service in which ECMV has an ownership interest.

FRANK A. BUTTACAVOLI, a Certified Public Accountant, has been Vice President and Chief Financial Officer ("CFO") of the Company since April 1993, and a director of the Company since March 1993. From July 1979 through June 1992, Mr. Buttacavoli was employed by Price Waterhouse, and was a Senior Manager from July 1987 to June 1992. From July 1992 through March 1993, he provided financial consulting services to the Company. In June 1996, Mr. Buttacavoli was promoted to Executive Vice President, and in October 1999, he assumed the additional responsibilities of Chief Operating Officer ("COO").

FREDERICK E. PURCHES was a founder of the Company, and has been a director since its formation in July 1984. He has been engaged in the cosmetic/fragrance business for over 35 years in various executive capacities with Helena Rubinstein, Inc. and Revlon, Inc. From 1980 through 1988, he was President of Helena Rubinstein, Inc. In 1989, he resigned from the latter position to take a more active role in the direction of the Company's operations. In November of 1990, Mr. Purches resigned as Chairman of the Board in favor of Mr. Lekach, and Mr. Purches assumed the new position of Vice Chairman of the Board.

GLENN GOPMAN has been a director of the Company since October 1995. Since January 2000, Mr. Gopman has been a partner in the public accounting firm of Rachlin Cohen & Holtz LLP, and prior to that, he was a principal shareholder in the public accounting firm of Thaw, Gopman and Associates. He is a member of the American and Florida Institutes of Certified Public Accountants and actively participates in community activities.

ESTHER EGOZI CHOUKROUN has been a director of the Company since October 2000. Ms. Egozi Choukroun was employed by Banque Nationale de Paris, Miami, from January 1984 through December 1996, and was the Deputy General Manager from January 1988 through December 1996. From March 1997 through July 1998, she was Director of International Philanthropy at the Mount Sinai Medical Center Foundation, and through December 2001 was Executive Director of the Women's International Zionist Organization for Florida.

DAVID STONE has been in the telecommunications business since 1990 when he founded American Cellular Communications, Inc., which was subsequently sold to Cellstar, Inc., a division of Motorola, in 1997. In 1998, Mr. Stone founded America Internet Communications, L.L.C. ("AIC"), a company involved in long distance communications via the internet. During 2000, AIC entered into a partnership with the Stanford Bank of Texas to further develop this technology.

JAYA KADER ZEBEDE is a practicing architect with a Bachelor's degree from Brandeis University in 1984 and a Masters degree from Harvard University in 1988. From 1998 through the present, Ms. Kader Zebede has been principal owner of Team Studio Architects, a firm designing residential projects in Miami and San Jose, Costa Rica. From 1997 to 1998, Ms. Kader Zebede was a project architect with Borrelli & Associates in Miami, Florida, and from 1993 to 1997, held the same position with Graham Gund Architects in Cambridge, Mass. From 1990 to 1993, she operated a company producing children's clothing which she designed.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH
                       NOMINEE FOR DIRECTOR NAMED ABOVE.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

In fiscal year 2002, there were six meetings of the Board of Directors (including regularly scheduled and special meetings), two of which were conducted by teleconference. The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee.

AUDIT COMMITTEE

Pursuant to its charter, the Audit Committee recommends the appointment of a firm of independent auditors to audit the Company's financial statements, as well as reviews the scope, purpose and type of audit services to be performed by the external auditors, and the findings and recommendations thereof. The Audit Committee is currently composed of Mr. Gopman and Ms. Egozi Choukroun, and Mr. Albert F. Vercillo, currently a director who is not seeking re-election. The Audit Committee held four meetings in fiscal year 2002.

Mr. Gopman, a Certified Public Accountant and an Independent Director as defined in NASD Rule 4200, serves as Chairman of the Audit Committee. Ms. Choukroun, an experienced financial executive, is also an Independent Director as defined in NASD Rule 4200. Mr. Vercillo is not deemed to be an Independent Director as defined in NASD Rule 4200 because he is associated with Cambridge Development Corporation, which receives consulting fees for services rendered to the Company as described under "EMPLOYMENT AND CONSULTING AGREEMENTS" below. However, the Board of Directors believes that it is in the best interest of the Company and its shareholders for Mr. Vercillo to continue to serve on the Audit Committee until October 15, 2002 when his tenure as Director will have been served. He brings considerable accounting and auditing knowledge to the Audit Committee. Mr. Vercillo has served as Senior Vice President Finance for Revlon International, Vice President/Controller for GTE International, auditor for the U.S. Army and Tax Collector/Agent for the Internal Revenue Service, and, as such, he is singularly qualified to serve on the Audit Committee.

                             AUDIT COMMITTEE REPORT

We believe the Company management and the independent auditors are responsible for planning and conducting audits and determining that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

The Audit Committee's responsibilities include reviewing the following with Company management, its finance staff, and the independent auditors: (i) analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, (ii) the quality and adequacy of the Company's internal controls, (iii) major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management, (iv) the results of the audit, any problems or difficulties the auditors may have encountered, changes in scope of the audit and any management letters provided by the auditors and the Company's response to that letter, and (v) any legal and regulatory matters that may have a material impact on the Company's financial statements. The Audit Committee is also responsible for reviewing the independence of the Company's independent accountants and, based upon discussions with management, recommending to the Board of Directors which firm of independent accountants the Company should retain and any appropriate action to ensure the auditor's independence.

The Audit Committee reviewed and discussed with management and Deloitte & Touche ("D & T"), the Company's independent auditors for the year ended March 31, 2002, the audited financial statements of the Company. D & T was appointed in September 2000 to replace the previous independent public accountants, in accordance with recommendations of the Audit Committee. The Committee discussed with D & T the matters D & T communicated to the Audit Committee under applicable auditing standards, including matters related to the conduct of the audit of the Company's financial statements required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees." The Audit Committee received from D & T the written statement concerning independence required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and discussed with D & T their independence with the Company including any relationships that may impact their independence. The Audit Committee considered whether any provision by D & T of non-audit services to the Company is compatible with maintaining the auditors' independence and has discussed with D & T the accountants' independence.

Based on the review and discussions referred to in this report, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Parlux Fragrances, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002.

Audit Committee
Glenn Gopman, Chairman
Esther Egozi Choukroun
Albert F. Vercillo

COMPENSATION COMMITTEE, INTERLOCKS AND INSIDER PARTICIPATION

The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of Company officers and to advise and act for the Board of Directors on other compensation matters. The Compensation Committee is presently composed of Messrs. Purches and Gopman and Ms. Egozi Choukroun. See "Employment and Consulting Agreements", below, for a discussion of the Company's consulting agreement with Mr. Purches and Cosmix, Inc. The Compensation Committee held one meeting in fiscal year 2002. (See report of the Board of Directors on Executive Compensation on page 7).

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by the Company for services to the Company during the fiscal year ended March 31, 2002 and for the two prior fiscal years for (i) the Company's Chief Executive Officer and (ii) the Company's most highly compensated executive officers other than the Chief Executive Officer (collectively the "Named Executive Officers") whose base compensation and bonus exceeded $100,000 during the fiscal year ended March 31, 2002.

                                     TABLE I
                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------- ---------------------------------------------
                                            Annual Compensation                          Long-Term Compensation Awards
--------------------------------------------------------------------------------- ---------------------------------------------
Name and Principal                                                                     Other(1)         Securities Underlying
Positions                      Fiscal Year       Salary ($)        Bonus ($)        Compensation ($)          Options (#)
--------------------------- ----------------- ----------------- ----------------- -------------------- ------------------------
Ilia Lekach;
   Chairman & CEO                 2000            260,000            65,000                0                      0
--------------------------- ----------------- ----------------- ----------------- -------------------- ------------------------
                                  2001            350,000          270,000                 0                      0
--------------------------- ----------------- ----------------- ----------------- -------------------- ------------------------
                                  2002            350,000            50,000                0                   500,000
--------------------------- ----------------- ----------------- ----------------- -------------------- ------------------------
Frank A. Buttacavoli;
   Exec VP/COO/CFO                2000            205,000            51,250                0                      0
--------------------------- ----------------- ----------------- ----------------- -------------------- ------------------------
                                  2001            250,000            50,000                0                      0
--------------------------- ----------------- ----------------- ----------------- -------------------- ------------------------
                                  2002            250,000            20,000                0                   100,000
--------------------------- ----------------- ----------------- ----------------- -------------------- ------------------------

(1) No executive officer named in the table received any other compensation in an amount in excess of the lesser of either $50,000 or 10% of the total annual salary and bonus reported for him in the two preceding columns for the periods covered by this table.

                                    TABLE II
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

The following table shows stock options exercised by each of the Named Executive Officers during fiscal 2002, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end, and the values for unexercised options.

------------------------------------------------------------------------------------------- -----------------------------------
                                                                                                   Value of Unexercised
                                                          Number of Unexercised                  In-The-Money Options At
                                                        Options at March 31, 2002                   March 31, 2002(2)
------------------------------------------------------------------------------------------- -----------------------------------
                                Shares
                              Acquired On      Value
           Name                Exercise     Realized(1)     Exercisable      Unexercisable      Exercisable      Unexercisable
--------------------------- -------------- -------------- ---------------- ------------------ ---------------- ----------------
Ilia Lekach                        0            $0          1,020,000           50,000              $ 0              $0
--------------------------- -------------- -------------- ---------------- ------------------ ---------------- ----------------
Frank A. Buttacavoli               0              0           328,000           20,000             63,920              0
--------------------------- -------------- -------------- ---------------- ------------------ ---------------- ----------------

(1) Based on the difference between the closing market price for Common Stock on the date of exercise of the option and the option exercise price. The above valuation may not reflect the actual value of exercised options as the value of exercised options will fluctuate with market activity.

(2) Based on the difference between the closing market price on March 31, 2002, for Common Stock, which was $1.84 per share, and the option exercise price. The above valuation may not reflect the actual value of unexercised options as the value of unexercised options will fluctuate with market activity.

                                    TABLE III
                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------- --------------------------------

                                                                                               Potential Resalable Value At
                                                                                              Assessed Annual Rates Of Stock
                                                                                               Price Appreciation For Option
                                     Independent Grants                                                    Term
--------------------------------------------------------------------------------------------- --------------------------------
                               Number of        Percent of Total
                               Securities         Options/SARs
                               Underlying          Granted To       Exercise or
                                Options/          Employees in      Base Price    Expiration
          Name              SARs Granted (#)      Fiscal Year         (S/Sb)         Date       5% ($)          10% ($)
-------------------------- ------------------- ------------------- -------------- ----------- ----------- --------------------
Ilia Lekach, CEO                500,000              83.3%             $2.44       3/31/11      $770,000     $1,945,000
-------------------------- ------------------- ------------------- -------------- ----------- ----------- --------------------
Frank A. Buttacavoli,
COO/CFO                         100,000              16.7%             $2.44       3/31/11      $154,000       $389,000
-------------------------- ------------------- ------------------- -------------- ----------- ----------- --------------------

                      EMPLOYMENT AND CONSULTING AGREEMENTS

As of May 1, 2002, the Company entered into an employment agreement with Mr. Ilia Lekach, Chairman and CEO, which calls for an annual base salary of $350,000, for the period of May 1, 2002 through March 31, 2003 and for an annual base salary of $400,000 for the periods commencing on April 1, 2003, 2004 and 2005 and ending on March 31, 2004, 2005 and 2006, respectively, with annual increases at the discretion of the Board. There were 500,000 warrants granted with the agreement which are exercisable to the extent of 166,666 at the conclusion of each fiscal year ending 2004, 2005 and 2006. In the event of a change in control, the agreement calls for the remaining monies and warrants due under the agreement to be doubled.

As of May 1, 2002, the Company entered into an employment agreement with Mr. Frank A. Buttacavoli, Executive Vice President, COO and CFO, which calls for an annual base salary of $250,000 for the period of May 1, 2002 through March 31, 2003, and for an annual base salary of $285,000 for the periods commencing April 1, 2003, 2004 and 2005, and ending on March 31, 2004, 2005 and 2006, respectively, with annual increases at the discretion of the CEO. There were 200,000 warrants granted with the agreement which are exercisable to the extent of 66,666 at the conclusion of each fiscal year ending 2004, 2005 and 2006. In the event of a change in control, the agreement calls for the remaining monies and warrants due under the agreement to be doubled.

As of May 1, 2002, the Company entered into a consulting agreement with Cosmix, Inc., a company owned by Mr. Frederick Purches, the Vice Chairman of the Board, which provides for annual payments of $125,000 through March 31, 2006. The agreement calls for Mr. Purches to assist the Company in the areas of Securities and Exchange Commission and stockholder relations, financial planning, assessment and coordination of acquisitions and divestitures, and any other similar activities which may be assigned by the Board of Directors. Mr. Purches receives certain insurance benefits as part of his agreement, and in the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled. There were 30,000 warrants granted with the agreement which are exercisable to the extent of 10,000 at the conclusion of each fiscal year ending 2004, 2005 and 2006.

As of May 1, 2002, the Company entered into a consulting agreement commencing on May 1, 2002, with the Cambridge Development Corporation, a company owned by Mr. Albert F. Vercillo, director of the Company, which provides for annual payments of $96,200 through March 31, 2006. The agreement calls for Mr. Vercillo to assist the Company in the areas of U.S. and international financial analysis and planning. Mr. Vercillo receives certain insurance benefits as part of the agreement, and in the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled. There were 30,000 warrants granted with the agreement which are exercisable to the extent of 10,000 at the conclusion of each fiscal year, ending 2004, 2005 and 2006.

                              DIRECTOR COMPENSATION

The Company compensates outside (non-employee/consultant) members of the Board of Directors for their activities as directors of the Company at an annual rate of $10,000 and awards 10,000 options annually on the anniversary date of each directors election, at the closing price on such day as reported by the NASDAQ National Market. Additionally, outside directors serving on the Audit Committee are compensated at the annual rate of $4,000 with the Chairman of the Audit Committee receiving $6,000 annually.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board (The "Compensation Committee"). The Company's executive compensation program is structured to achieve the Company's goals as they relate to maximizing corporate performance and stockholder return. In general, executive compensation is made up of annual salaries, incentive bonuses and option grants. The Board of Directors believes that total compensation should increase or decrease with performance; as such, incentive bonuses and option grants constitute a portion of executive compensation to help align executive and stockholder interests. The Board of Directors believes that compensation should attract, motivate and retain executive talent to improve the Company's performance and therefore increase shareholder returns.

In addition to base salaries and option grants, the Compensation Committee may elect to award incentive bonuses as part of total compensation to executive officers who have rendered services during the year that substantially exceed those normally required or anticipated. These bonuses are intended to reflect the Compensation Committee's determination to reward any executive who, through extraordinary effort, has substantially benefited the Company and its stockholders during the year.

Compensation Deductible under Section 162(m) of the Internal Revenue Code

On August 10, 1993, the Revenue Reconciliation Act of 1993 was enacted which amended the Internal Revenue Code of 1986, as amended, by adding Section 162(m) which eliminates the deductibility of most cash and non-cash compensation over $1 million paid to certain "covered employees" (which generally is defined as a corporation's chief executive officer and the four other highest compensated employees). Contributions to qualified plans, items excluded from the employee's gross income, compensation paid pursuant to a binding agreement entered into on or before February 17, 1993, commission-based compensation, and certain "performance-based" compensation are types of remuneration that are not affected by the deduction limitation.


During the fiscal year ended March 31, 2002, none of the Named Executive Officers received total compensation in excess of $1 million. However, it is possible that in future years some portion of the compensation paid to the Company's chief executive officer and its two highest compensated employees will not be tax deductible under Section 162(m). When the compensation of any of the Company's affected executives becomes closer to the $1 million deduction limitation, the Compensation Committee plans to consider the requirements of
Section 162(m) and decide what actions, if any, will be taken when setting the compensation levels for these executives.

Compensation Committee:
Frederick Purches, Chairman
Esther Egozi Choukroun
Glenn Gopman

                 STOCKHOLDER RETURN PERFORMANCE: FIVE YEAR GRAPH

Set forth below is a line graph comparing the cumulative total return on the Common Stock with the cumulative total return of the Standard and Poors 500 Index, and the Standard and Poors Personal Care Segment Index for the fiscal years of 1997 through 2002.

PREPARED FOR:                                   PARLUX FRAGRANCES
PREPARED ON:                                    July 18, 2002
ZACKS TOTAL RETURN ANNUAL COMPARISON
5 YEAR CUMULATIVE TOTAL RETURN SUMMARY
March 2002

                                               1997          1998         1999          2000         2001          2002
                                               ----          ----         ----          ----         ----          ----
Parlux Fragrances          Return %                         -32.05        -16.97        200.00        -62.88         20.16
                           Cum $          $   100.00    $    67.95    $    56.42    $   169.26    $    62.83    $    75.50


S & P 500                  Return %                          48.00         18.46         17.94        -21.68          0.24
                           Cum $          $   100.00    $   148.00    $   175.32    $   206.78    $   161.95    $   162.35


PERSONAL PRODUCTS          Return %                          61.63          3.45        -35.26         -5.28         18.46
                           Cum $          $   100.00    $   161.63    $   167.22    $   108.25    $   102.53    $   121.46

NOTE: Data complete through last fiscal year.
NOTE: Corporate Performance Graph with peer group uses peer group only performance (excludes only company).
NOTE: Peer group indices use beginning of period market capitalization weighting.
NOTE: S&P index returns are calculated by Zacks.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company who beneficially owns Common Stock, (ii) the Company's CEO and the other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during fiscal 2002, (iii) all directors and executive officers of the Company as a group and (iv) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and 13(g) of the Securities Act of 1934, as amended (the "Exchange Act"), each person or entity that beneficially owns (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                            Common Stock               Percentage
Directors and Executive Officers:                       Beneficially Owned (1)         Ownership (1)
Ilia Lekach (2)                                               2,952,043                   26.8%
Frank A. Buttacavoli (3)                                        340,000                    3.3%
Zalman Lekach (4)                                               295,615                    2.9%
Albert F. Vercillo  (5)                                         120,000                    1.2%
Frederick Purches  (6)                                          119,500                    1.2%
Glenn Gopman (7)                                                 40,000                     .4%
Esther Egozi Choukroun (8)                                       10,000                     .1%
All Directors and Officers as a Group (7 Persons)             3,877,158                   33.3%


                                       8

Other Principal Stockholders:
Pacific Investment Group (9)                                  1,094,155                   11.0%
North Shore Associates, L.P. (10)                             1,031,600                   10.3%
Dimensional Fund Advisors Inc. (11)                             930,000                    9.3%
Zouheir Beidoun (12)                                            753,000                    7.6%

(1) Calculated pursuant to Rule 13d-3 of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of the Record Date, the Company had 9,976,896 shares of Common Stock outstanding.
(2) Consists of (a) 627,888 shares owned jointly by Mr. Ilia Lekach and his wife, (b) 1,094,155 shares owned or controlled by Pacific Investment Group Inc., a corporation owned by Mr. Ilia Lekach, (c) 210,000 shares beneficially owned by IZJD Corp., a corporation in which Mr. Lekach is the sole director and president, (d) immediately exercisable warrants to purchase 420,000 shares of Common Stock issued to Mr. Ilia Lekach pursuant to his prior employment agreement, (e) immediately exercisable warrants to purchase 100,000 shares of Common Stock under his employment agreement, dated as of November 1, 1999, and (f) immediately exercisable warrants to purchase 500,000 shares of Common Stock granted on June 8, 2001. The address of Mr. Lekach is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(3) Includes (a) immediately exercisable warrants to purchase 188,000 shares of Common Stock issued to Mr. Buttacavoli pursuant to his prior employment agreement, (b) immediately exercisable warrants to purchase 40,000 shares of Common Stock under his employment agreement, dated as of November 1, 1999, and (c) immediately exercisable warrants to purchase 100,000 shares of Common Stock granted on June 8, 2001. The address of Mr. Buttacavoli is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(4) Includes immediately exercisable warrants to purchase 180,000 shares of Common Stock issued to Mr. Zalman Lekach pursuant to his prior employment agreement. The address of Mr. Lekach is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(5) Includes immediately exercisable warrants for 30,000 shares of Common Stock issued in connection with Mr. Vercillo's prior consulting agreement, and immediately exercisable warrants to purchase 20,000 shares of Common Stock under his consulting agreement, dated as of November 1, 1999. The address of Mr. Vercillo is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(6) Includes immediately exercisable warrants for 30,000 shares of Common Stock issued in connection with Mr. Purches' prior consulting agreement, and immediately exercisable warrants to purchase 20,000 shares of Common Stock under his consulting agreement, dated as of November 1, 1999. The address of Mr. Purches is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(7) Includes immediately exercisable warrants to purchase 38,000 shares of Common Stock. The address is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(8) Includes immediately exercisable warrants to purchase 10,000 shares of Common Stock. The address is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(9) Address is c/o Mr. Ilia Lekach, 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(10) Address is c/o North Country Capital Corp., 190 N.E. 5th Avenue, Boca Raton, FL 33432.
(11) Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(12) Address is Jaber Al Mubarak St., A-Nifissital Khatrash Building, P.O. Box 3430, Safat, 13035, Kuwait.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 31, 2002, the Company had loaned a total of approximately $837,000 ($791,000 at March 31, 2001) to its Chairman/CEO, Mr. Ilia Lekach, which is recorded as a component of stockholders' equity in the Company's consolidated balance sheets. The note bears interest at 8% per annum, and is not collateralized. Interest payments were made through December 31, 2002; accrued interest of approximately $47,000 is included in the loan balance. The balance of the note originally due March 31, 2002, was extended to March 31, 2003.

The Company had net sales of $18,063,310, $22,362,294 and $30,426,952 during the fiscal years ended March 31, 2002, 2001 and 2000, respectively, to Perfumania, Inc. ("Perfumania"), a wholly-owned subsidiary of E Com Ventures, Inc. ("ECMV"), a company in which the Company's Chairman and CEO has an ownership interest and holds a similar management position. Net trade accounts receivable and note receivable owed by Perfumania to the Company totaled $12,491,993 and $13,006,178 at March 31, 2002 and 2001, respectively. Amounts due from related parties are non-interest bearing and are due in less than one year, except for the subordinated note receivable discussed below, which carried an interest rate of prime plus 1% of the outstanding balance, and which was repaid in accordance with its terms.

On July 1, 1999, Perfumania and the Company's Board of Directors approved the transfer of 1,512,406 shares of Perfumania treasury stock to the Company in consideration for a partial reduction of the outstanding trade receivable balance in the amount of $4,506,970. The transfer price was based on a per share price of $2.98 ($11.92 post reverse split discussed below), which approximated 90% of the closing price of Perfumania's common stock for the previous 20 business days. The agreement was consummated on August 31, 1999, and the shares registered in June 2000. Effective February 1, 2000, ECMV was formed as a holding company and accordingly, former Perfumania shareholders now hold common stock in ECMV.

During the first quarter of the fiscal year ended March 31, 2002, the Company recorded a non-cash charge to earnings of $2,858,447 which reflected an other-than-temporary decline in value of the investment in ECMV based upon a sustained reduction in the quoted market price of $1.09 per share ($4.36 post reverse split discussed below), as of June 30, 2001, compared to the original cost per share of $2.98 ($11.92 post reverse split discussed below). As a result of this non-cash reduction of the cost basis of the Company's investment, the Company reversed $3,496,220 of previously recorded unrealized losses on the investment, net of taxes, which had been recorded as a component of stockholders' equity as of March 31, 2001.

On March 21, 2002, ECMV effected a one-for-four reverse stock split; accordingly, the Company now owns 378,101 shares. As of March 31, 2002, the fair market value of the investment in ECMV was $907,442 ($2.40 per share after the reverse split). As of June 21, 2002, the fair market value of the investment in ECMV is $1,553,995 ($4.11 per share after the reverse split).

As of June 30, 2001, the Company and Perfumania had entered into a $3 million subordinated note agreement which converted $3 million of the outstanding trade receivable due from Perfumania to the Company as of that date. The note was repayable in installments of $50,000 on October 31, 2001, $300,000 on November 30, 2001, $2,500,000 on December 31, 2001, and $50,000 on each of January 31,
2002, February 28, 2002, and March 31, 2002. Accrued interest is paid with each principal installment. As of March 31, 2002, the loan had been repaid in accordance with its terms.

The Company had net sales of $5,966,057 during the year ended March 31, 2002, to fragrance distributors owned/operated by individuals related to the Company's Chairman/CEO, including $4,355,239 to a director of the Company. These sales are included as related party sales in the Company's consolidated statement of operations. As of March 31, 2002, trade receivables from related parties include $296,327 from these customers.

In October 1999, the Company purchased, in the open market, 250,000 shares of perfumania.com common stock for $1,735,005. These shares were sold during November 1999, resulting in a gain of $541,013, which is included in the Company's consolidated statement of operations for the fiscal year ended March 31, 2000.

                                 PROPOSAL NO. 2:
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP ("D & T") as independent auditors of the Company for the fiscal year ending March 31, 2003. D & T has served as the Company's independent certified public accounting firm since fiscal 2001. Representatives of D & T will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

The aggregate fees billed by D & T for professional services rendered for the audit of the Company's financial statements for its fiscal year ended March 31, 2002, and review of its quarterly financial statements included in its Forms 10-Q for the quarters ended June 30, 2001, September 30, 2001 and December 30, 2001, were $130,495. No services were provided or fees charged by D & T through March 31, 2002 for financial information systems design and implementation.

The aggregate fees billed by D & T for services they provided us, other than the services discussed above for fiscal 2002, were approximately $47,000, including tax consultation and tax compliance services, and audit of the Company's 401-K Plan financial statements.

If the Company's stockholders do not ratify the appointment of D & T, other certified public accountants will be considered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

                              EXPENSE SOLICITATION

The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail. Georgeson Shareholder Communications Corporation, New York, New York, has been retained to assist in the distribution of proxies at an estimated fee of $5,000, plus expenses. Directors, officers and regular employees of the Company may also solicit proxies personally, by telephone or telefax. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                PROPOSALS OF STOCKHOLDERS FOR 2003 ANNUAL MEETING

Stockholders of the Company who intend to present a proposal for action at the 2003 Annual Meeting of Stockholders of the Company, must notify the Company's management of such intention by notice received at the Company's principal executive offices no later than May 2, 2003 for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting.

                              FINANCIAL STATEMENTS

The Company's Annual Report to Stockholders for the year ended March 31, 2002 is being delivered with the Proxy to the Company's stockholders. Also accompanying this Notice of Annual Meeting and Proxy Statement is a copy of the Company's quarterly report on Form 10-Q for the three-month period ended June 30, 2002, which contains financial information for that period.

                                  OTHER MATTERS

The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the person named in the accompanying proxy will vote thereon in accordance with his best judgment.

       PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Fort Lauderdale, FL                          By order of the Board of Directors
August 30, 2002



                                             /s/   Ilia Lekach
                                             ----------------------------------
                                             Ilia Lekach
                                             Chairman of the Board and CEO

PROXY CARD TEXT IS AS FOLLOWS:
------------------------------
                                     (Front)

                             PARLUX FRAGRANCES, INC.                      PROXY
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OCTOBER 15, 2002
  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned stockholder of Parlux Fragrances, Inc. (the "Company") acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2002 Annual Meeting and, revoking all prior proxies, hereby appoints Frederick E. Purches and Frank A. Buttacavoli with full power of substitution as proxy to vote all the shares of Common Stock of the Company owned or held by the undersigned at the 2002 Annual Meeting of Stockholders to be held at the Sheraton Ft. Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida 33304, on Tuesday, October 15, 2002, at 11:00 a.m. or any adjournment or postponement hereof.

THIS PROXY SHOULD BE DATED, SIGNED BY THE STOCKHOLDER(S) EXACTLY AS THE NAME APPEARS ON THE ENVELOPE IN WHICH THIS MATERIAL WAS MAILED, AND RETURNED AT THE EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE.

-------------------------------------------------------------------------------
                     Continued to be signed on reverse side

                                     (Back)

--------------------------------------------------------------- -----------------------------------------------------

1. Election of Directors:      FOR       WITHHELD               2.  Approval of Deloitte & Touche LLP as
                                                                    Independent Auditors
                               [ ]        [ ]
                                                                    FOR        AGAINST        ABSTAIN

(01)     Ilia Lekach                                                [ ]          [ ]            [ ]
(02)     Frank A. Buttacavoli
(03)     Frederick E. Purches
(04)     Glenn Gopman
(05)     Esther Egozi Choukroun.
(06)     David Stone
(07)     Jaya Kader Zebede

For all nominees listed above, except as noted below:


------------------------------


---------------------------------------------------------------- ----------------------------------------------------


3. To transact such other business as may properly come before the meeting or any adjournment thereof.


--------------------------------------------         ---------------------------------------------------
Date                                                 (Stockholder's signature)

                                                     ---------------------------------------------------
                                                     (Stockholder's signature)